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Exhibit 4.23

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the            day of                        , 2004 (the "Effective Date") between Amarin Corporation plc, a public limited company organized under the laws of England (the "Company"), and the parties set forth on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

R E C I T A L S:

        A. Each Purchaser has delivered to the Company a Subscription Agreement in connection with the Confidential Private Offering Memorandum of the Company dated September 30th 2004 (the "Memorandum"), offering to purchase from the Company the amount of ordinary shares, par value 5 pence per share, of the Company as set forth in such Subscription Agreement.

        B. The Company has, in whole or in part, accepted each Purchaser's subscription and delivered to such Purchaser a Subscription Agreement, countersigned by the Company (as so countersigned and delivered, the "Subscription Agreement").

        C. Pursuant to the Subscription Agreement, on the date hereof the Company is issuing to each Purchaser, and each Purchaser is purchasing, the number of ordinary shares, par value 5 pence per share, of the Company set forth in the Subscription Agreement, as accepted by the Company.

        D. The Company and each Purchaser desire to set forth the registration rights to be granted by the Company to the Purchasers.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Subscription Agreement, the parties mutually agree as follows:

A G R E E M E N T:

        1.    Certain Definitions.    The following definitions apply to this Agreement:

    (i) The terms "register," "registered," "registration statement" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933 (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement, to enable the Registrable Securities to be resold in accordance with Section 5 of the Securities Act.

    (ii) The term "Registrable Securities" means: (i) all of the ordinary shares of the Company issued and sold to the Purchasers pursuant to the offering described in the Memorandum (the "Offering") and (ii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding clause (i), in each case whether such shares are held as ordinary shares or ADSs, as the case may be.

    (iii) The term "Holder" means any person owning beneficially or of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act.

        2.    Registration of Securities.    The Company will use reasonable commercial efforts to file a Registration Statement on Form F-3 (to the extent available) or Form F-1 (the "Registration Statement") in respect of the Registrable Securities (defined below) as of the earlier of (i) the Company's filing of any registration statement with the Securities and Exchange Commission (the "Commission") after the date of this Agreement or (ii) within 60 days after the final closing of the Offering, and to cause such Registration Statement to become effective as soon as possible thereafter.

        3.    Company Obligations.    In connection with the Registration Statement, the Company will:

    (i) Promptly give written notice to the Holders of the proposed registration and any related qualification or compliance;

    (ii) Pay all expenses incurred in connection with the registration pursuant to this Agreement, including federal and blue sky registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel to the Company, but excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and fees and disbursements of counsel to the Holders; provided that if the Holders engage in the sale of Registrable Securities pursuant to an underwritten public offering effected at their demand, the Company shall not pay any additional expenses attributable to such underwriting, and will only be required to pay such expenses that it would otherwise have paid under this Clause 3(ii) had the sale not been effected through an underwritten public offering; and

    (iii) Use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of: (a) the date on which all of the Registrable Securities have been sold; and (b) March 30, 2006.

    (iv) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such Registration Statement;

    (v) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

    (vi) Use commercially reasonable efforts to register and qualify the Registerable Securities covered by such Registration Statement under such other Commission or Blue Sky laws of such jurisdictions (up to a maximum of ten such jurisdictions) as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

    (vii) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        4.    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Clauses 2 and 3 of this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as shall be reasonably requested by the Company to timely effect the registration of their Registrable Securities.

        5.    Indemnification.

        (A)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Clause 5(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person of such Holder ("Holder Provided Information").

        (B)  To the extent permitted by law, each selling Holder will in respect of itself and not in respect of any other party severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling Securities under such registration statement or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such Holder or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with Holder Provided Information; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling person, underwriter or other Holder or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Clause 5(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

        (C)  Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Clause, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability, except to the extent the indemnifying party is prejudiced as a result thereof.

        (D)  If the indemnification provided for above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions or violations that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and each selling Holder agree that it would not be just and equitable if contribution pursuant to this Clause 5(D) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Clause 5(D), no selling Holder shall be required to contribute any amount in excess of the net proceeds from the sale of the selling Holder's Registrable Securities pursuant to such registration statement. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (E)  No indemnifying party shall be liable for any incidental, consequential, indirect, special or punitive damages or for lost profits of any kind or nature whatsoever, whether or not foreseeable, whether such liability is based on contract, tort, negligence or any other theory, even if apprised of the possibility of such liability.

          (j)    Notwithstanding the foregoing provisions of this Agreement, the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the Registration Statement under this Agreement following written notice to the Holders from the Company (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction) or the occurrence of any event (i) that the Board of Directors of the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the Registration Statement that the Board of Directors believes in good faith it has a bona fide business purpose for preserving confidentiality or (ii) that renders the Company unable to comply with the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time (the "Rules and Regulations") that would result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company (1) shall not issue a Suspension Notice more than once in any six-month period, (2) shall use commercially reasonable efforts to remedy, as promptly as practicable, but in any event within sixty (60) days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and deliver to the Holders notification that the Suspension Notice is no longer in effect and (3) shall not issue a Suspension Notice for any period during which the Company and the Company's executive officers, directors, and affiliates of such executive officers or directors are not similarly restrained from disposing of Ordinary Shares or American Depositary Shares representing Ordinary Shares of the Company. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders and the Company under Clauses 1.2 and 1.3 of this Agreement shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares pursuant to the Registration Statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall prepare with reasonable promptness), together with a notification that the Suspension Notice is no longer in effect, and if so directed by the Company, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

        6.    Miscellaneous

          (a)   GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

          (b)   Assignment of Rights.    No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such consent to an entity controlling, controlled by, or under common control with such Holder, so long as such assignee agrees in writing addressed to the Company to be bound to the provisions of this Agreement.

          (c)   Entire Agreement.    This Agreement and the Subscription Agreement, together with the documents referred to herein and therein, contain the entire agreement of the parties with respect to the subject matter hereof and supersede and are in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and no party hereto shall be liable or bound to any other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein and therein.

          (d)   Successors and Assigns.    Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, executors, and administrators of the parties hereto.

          (e)   Notices.    All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Amarin Corporation plc 7 Curzon Street London W1J5HG, England Fax: +44.20.7499.9004 Attention: General Counsel
If to the Purchasers:	To each Purchaser at the address set forth in such Purchaser's Subscription Agreement or at such other address as any party shall have furnished to the other parties in writing.

          (f)    Delays or Omissions.    Subject to Section 6(i) below, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities on the one hand and the Company on the other, upon any breach or default of the other under this Agreement, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party to this Agreement of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

          (g)   Counterparts; Facsimiles.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In no event shall this Agreement be binding against the Company by any Purchaser until the Company shall have delivered to such Purchaser a copy of this Agreement, signed by the Company. This Agreement may be executed by any party by the delivery by such party by facsimile of a copy of the signature page of this Agreement duly executed by such party. Any copy of this Agreement so executed by facsimile shall be deemed to be an originally executed copy of this Agreement.

          (h)   Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          (i)    Amendments.    The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver; provided that without the consent in writing of all holders of the Registrable Securities, no such agreement or consent shall reduce the percentage of the number of Registrable Securities the consent of the Holders of which shall be required under this Section 6(i). The Purchasers acknowledge that by the operation of this Section 6(i), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

          (j)    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        [Remainder of Page Intentionally Left Blank]

        This Registration Rights Agreement is hereby executed by the Company as of the Effective Date.

COMPANY:
AMARIN CORPORATION PLC
By:
Name:
Its:

        This Registration Rights Agreement is hereby executed by the undersigned Purchaser as of the Effective Date.

PURCHASER:
By:
Name:
Its:

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